UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 10, 2010

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Set forth below is a brief description of each matter voted upon at HearUSA, Inc.’s 2010 Annual Meeting of Stockholders held on June 10, 2010, and the voting results with respect to each matter.

1.           A proposal to elect nine directors of HearUSA, Inc., each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by law.

Director	For	Withheld	Broker Non-Votes

Thomas W. Archibald	23,212,599	836,106	14,886,509

Bruce N. Bagni	23,213,153	835,552	14,886,509

Paul A. Brown	23,210,330	838,375	14,886,509

Joseph L. Gitterman, III	23,213,819	834,886	14,886,509

Stephen J. Hansbrough	23,213,775	834,930	14,886,509

Michel Labadie	23,153,519	895,186	14,886,509

David J. McLachlan	23,213,859	838,846	14,886,509

Ozarslan A. Tangun	23,289,090	759,615	14,886,509

Stephen W. Webster	23,213,285	835,420	14,886,509

2.           A proposal to ratify the selection of BDO Seidman, LLP as HearUSA, Inc.’s  independent registered public accounting firm for 2010.

For	Against	Abstentions	Broker Non-Votes
38,368,658	407,895	158,661	0

Pursuant to the foregoing votes, each of Thomas W. Archibald, Bruce N. Bagni, Paul A. Brown, Joseph L. Gitterman, III, Stephen J. Hansbrough, Michel Labadie, David J. McLachlan, Ozarslan A. Tangun and Stephen W. Webster were elected to serve as directors of HearUSA, Inc., and the selection of BDO Seidman, LLP as HearUSA, Inc.’s independent auditors for the fiscal year ending December 31, 2010 was ratified by the stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: June 15, 2010	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer